UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 4, 2013

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2013, Blueknight Energy Partners, L.P. (the “Partnership”) entered into a Third Amendment to Credit Agreement (the “Amendment”), which amended that certain Credit Agreement, dated as of October 25, 2010, by and among the Partnership, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the other agents and lenders party thereto (the “Credit Agreement”), as amended by First Amendment to Credit Agreement, dated as of April 1, 2011 (the “First Amendment”) and Second Amendment to Credit Agreement, dated as of November 2, 2012 (the “Second Amendment” and, together with the Credit Agreement, the First Amendment and the Amendment, the “Amended Credit Agreement”). The Amendment amended the Credit Agreement to, among other things, (i) eliminate the requirement that the Partnership's consolidated total leverage ratio not exceed 4.00 to 1.00 for purposes of making distributions; (ii) increase the Partnership's ability to make investments in joint ventures and subsidiaries without such joint ventures and subsidiaries becoming guarantors under the Amended Credit Agreement; and (iii) permit the Partnership to include projected EBITDA from material projects (generally being the construction or expansion of any capital project the aggregate budgeted capital cost of which exceeds $5.0 million) in the Partnership's EBITDA for purposes of calculating compliance with the Amended Credit Agreement's minimum consolidated interest coverage ratio and maximum consolidated total leverage ratio. The amount of projected EBITDA from material projects that may be included in such financial covenant calculations is subject to the Administrative Agent's approval, and the aggregate amount of all material project EBITDA adjustments during any period is limited to 15% of the total actual consolidated EBITDA for such period.

Upon the closing of the Amendment, the Partnership had approximately $233.0 million of outstanding borrowings and $0.5 million of outstanding letters of credit under the Amended Credit Agreement, leaving the Partnership with approximately $61.5 million of unused commitments for additional borrowings and letters of credit under the Amended Credit Agreement. In connection with entering into the Amendment, the Partnership paid a consent fee to the lenders party thereto.

The description set forth above is qualified in its entirety by reference to (i) the Credit Agreement, which is filed as Exhibit 10.2 to the Partnership's Current Report on Form 8-K filed on October 25, 2010; (ii) the First Amendment, which is filed as Exhibit 10.1 to the Partnership's Current Report on Form 8-K filed on April 5, 2011; (iii) the Second Amendment, which is filed as Exhibit 10.5 to the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012; and (iv) the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Third Amendment to Credit Agreement, dated as of March 4, 2013, among the Partnership, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: March 5, 2013	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Third Amendment to Credit Agreement, dated as of March 4, 2013, among the Partnership, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.